HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
            HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
                       c/o 555 Madison Avenue, 16th Floor
                               New York, NY 10022



                                December 27, 2006



By Hand                                         By Federal Express and Email

Openwave Systems, Inc.                          Openwave Systems, Inc.
c/o Corporation Service Company                 22100 Seaport Boulevard
2711 Centreville Road, Suite 400                Redwood City, CA 94063
Wilmington, DE 19808                            c/o Jim Wu, Esquire,
                                                Secretary (jim.wu@openwave.com)

          Re:      Demand For Inspection Of Stock List Materials
                   Of Openwave Systems, Inc. Pursuant to 8 Del.C. s.220


Gentlemen:

     As you are aware, Harbinger Capital Partners Master Fund I, Ltd. ("Master Fund"), and Harbinger Capital Partners Special Situations Fund, L.P., ("Special Situations Fund") (collectively Master Fund and Special Situations Fund are referred to herein as "Harbinger") own 10 million shares of the common stock of Openwave Systems, Inc. ("Openwave" or the Company"). In addition each of Master Fund and Special Situations Fund is the record holder of 100 shares of Openwave stock. A copy of the stock certificates is attached.

     Pursuant to s. 220 of the Delaware General Corporation Law, Harbinger demands that the Company provide it with copies of all of its stock list materials, including but not limited to the following:

     (a) A complete record or list of the holders of the Common Stock, certified by the Company's transfer agent(s) and/or registrar(s), showing the name, address and number of shares registered in the name of each such holder, as of the date hereof as well as any record date established, or to be established, for the 2006 annual meeting of stockholders of the Company (currently scheduled for January 17, 2007), or any other record date that may be established for the annual meeting or any other meeting of stockholders held in lieu thereof and any adjournments, postponements, re-schedulings or continuations thereof (the "Annual Meeting"), and any special meeting of stockholders and any record date for a consent in writing without a meeting between the date hereof and the 2006 Annual Meeting (any such date, the "Determination Date");

     (b) A magnetic computer tape list or other electronic medium of the holders of the Common Stock as of the Determination Date, showing the name, address and number of shares registered in the name of each such holder; such computer processing data as is necessary to make use of such magnetic computer tape; and a hard copy printout of such magnetic computer tape for verification purposes;

     (c) A stop list or stop lists relating to shares of Common Stock of the Company and any additions or deletions thereto. Any daily transfer sheets after the initial Determination Date;

     (d) All information in the Company's or its transfer agent's possession, or which can reasonably be obtained from nominees of any central certificate depository systems or their nominees, brokers, dealers, banks, respondent banks, clearing agencies, voting trusts and their nominees or other nominees, concerning the number, identity of, and shares held by the actual beneficial owners of the Common Stock as of the Determination Date, including an alphabetical breakdown of any holdings in the respective names of Cede & Co. and other similar depositories or nominees as well as any material request list provided by Automatic Data Processing-Investor Communications Services and any omnibus proxies issued by such entities;

     (e) All information in or which comes into the Company's possession or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the non-objecting beneficial owners of the Common Stock in the format of a magnetic computer tape, cartridge file or other electronic medium of such owners showing the name, address and number of shares registered in the name of each such owner; such computer processing data as is necessary to make use of such magnetic computer tape or cartridge; and a hard copy printout of such magnetic computer tape or cartridge for verification purposes (such information with respect to brokers and dealers is readily available to the Company under Rule 14b-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from ADP Proxy Services);

     (f) All "respondent bank" lists and omnibus proxies for such lists, pursuant to Rule 14b-2 of the Exchange Act;

     (g) A list of stockholders of the Company who are participants in any Company employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan in which voting of Common Stock under the plan is controlled, directly or indirectly, individually or collectively, by such plan's participants, showing (i) the name and address of each such participant, (ii) the number of shares of Common Stock attributable to each such participant in any such plan, and (iii) the method by which Newcastle or its agents may communicate with each such participant, as well as the name, firm and phone number of the trustee or administrator of such plan, and a detailed explanation of the treatment not only of shares for which the trustee or administrator receives instructions from participants, but also shares for which either they do not receive instructions or shares which are outstanding in the plan but are unallocated to any participant; and

     (h) A correct and complete copy of the bylaws of the Company.

     We hereby further demand that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (h) be immediately furnished as such modifications, additions or deletions become available to the Company or its agents or representatives. We will bear the reasonable costs incurred by the Company including those of its transfer agent(s) or registrar(s) in connection with the production of the information demanded.

     Please have your counsel immediately advise our counsel, M. Douglas Dunn or John T. O'Connor of Milbank, Tweed, Hadley & McCloy, LLP at 212-530-5000 where and when the aforementioned books, records and other documents will be available for inspection and copying.

          Very truly yours,

          HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

          By: Harbinger Capital Partners Offshore Manager, L.L.C., its Investment Manager

          By:
               ----------------------------------------------------
               Name:
               Title:


          HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

          By: Harbinger Capital Partners Special Situations GP, LLC, its General Partner

          By:
               ----------------------------------------------------
               Name:
               Title:

                       Verification and Power of Attorney


STATE OF ALABAMA       )
                       :  SS.
COUNTY OF JEFFERSON    )


BE IT REMEMBERED that the undersigned, David Boutwell, personally appeared before me, who being duly sworn, deposes and says:

1. That the foregoing is the undersigned's letter of demand for the inspection of designated stocklist materials and books and records of Openwave Systems, Inc. and that the statements made in such letter are true and correct.

2. That the letter designates MacKenzie Partners, Inc., Milbank, Tweed, Hadley & McCloy LLP and Ashby & Geddes and their respective partners, officers, associates, employees, and other persons to be designated by them, acting together, singly, or in combination, as the undersigned's attorney or agent to conduct such inspection, and that the foregoing and this verification are the undersigned's power of attorney authorizing the foregoing persons to act on behalf of the undersigned.

          HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

          By: Harbinger Capital Partners Offshore Manager, L.L.C., its Investment Manager

          By:
               ----------------------------------------------------
               Name:  David Boutwell
               Title: Executive Vice President


          HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

          By: Harbinger Capital Partners Special Situations GP, LLC, its General Partner

          By:
               ----------------------------------------------------
               Name:  David Boutwell
               Title: Executive Vice President


SWORN TO AND SUBSCRIBED BEFORE ME this 27th day of December, 2006.


---------------------------------------
            Notary Public




SK 03773 0003 734542